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                                                                   EXHIBIT 99.14



                                 NO. 32548-99-11

JAMES P. HUNTER, III and               )      IN THE DISTRICT COURT OF
JAMES P. HUNTER, III FAMILY TRUST,     )
                                       )
                   Plaintiffs,         )
                                       )
VS.                                    )
                                       )
SERVICE CORPORATION                    )
INTERNATIONAL, ROBERT L. WALTRIP,      )
L. WILLIAM HEILIGBRODT, GEORGE R.      )
CHAMPAGNE, W. BLAIR WALTRIP,           )
JAMES M. SHELGER, WESLEY T.            )
MCRAE and PRICEWATERHOUSE              )
COOPERS, L.L.P.,                       )
                                       )
                   Defendants.         )      ANGELINA COUNTY, TEXAS

              SERVICE CORPORATION INTERNATIONAL, ROBERT L. WALTRIP,
         L. WILLIAM HEILIGBRODT, GEORGE R. CHAMPAGNE, W. BLAIR WALTRIP,
             JAMES M. SHELGER, AND WESLEY T. MCRAE'S ORIGINAL ANSWER


         Defendants Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne, W. Blair Waltrip, James M. Shelger and Wesley T. McRae (collectively "SCI Defendants") file their Original Answer, as follows.

                                 GENERAL DENIAL

         The SCI Defendants deny each and every, all and singular, material allegations contained in Plaintiff's Original Petition as provided under Rule 92 and demand that this court require the Plaintiff to prove its charges and allegations as required by the Constitution and laws of this state. Without waiving the foregoing general denial, the SCI Defendants assert the following affirmative defenses.

                              AFFIRMATIVE DEFENSES

         1. Plaintiff has failed to take reasonable steps to mitigate damages.



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         2. Plaintiff's claim for exemplary or punitive damages is barred because exemplary or punitive damages are not properly available and/or any award of exemplary or punitive damages is unconstitutional.

         3. Plaintiff's own conduct is the proximate cause of any damages sustained.

         4. Pursuant to Section 33A(2) of the Texas Securities Act, Plaintiff knew of any alleged untruth or omission.

         5. Pursuant to Section 33A(2) of the Texas Securities Act, the SCI Defendants did not know, and in the exercise of reasonable care, could not have known, of any alleged untruth or omission.

         WHEREFORE, premises considered, Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne, W. Blair Waltrip, James M. Shelger and Wesley T. McRae pray that a take-nothing judgment be entered against the Plaintiff in this case, that the Plaintiff's claims be dismissed with prejudice to refile the same, and that Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne,
W. Blair Waltrip, James M. Shelger and Wesley T. McRae receive any and all further relief to which they are entitled.

                                        Respectfully submitted,

                                        Bracewell & Patterson, L.L.P.


                                        By:
                                           ------------------------------------
                                              J. Clifford Gunter III
                                              State Bar No. 08627000

                                              Andrew M. Edison
                                              State Bar No. 00790629

                                              Thomas F.A. Hetherington
                                              State Bar No. 24007359



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                                              South Tower Pennzoil Place
                                              711 Louisiana, Suite 2900
                                              Houston, Texas 77002-2781
                                              Telephone:  (713) 223-2900
                                              Facsimile:  (713) 221-1212

                                   Counsel for Defendants Service Corporation
                                   International, Robert L. Waltrip, L. William
                                   Heiligbrodt, George R. Champagne, W. Blair
                                   Waltrip, James M. Shelger and Wesley T. McRae



                             CERTIFICATE OF SERVICE

         I hereby certify that a true and correct copy of the foregoing document has been forwarded on this 29th day of November, 1999, to:

                           Mark L.D. Wawro
                           Susman Godfrey L.L.P.
                           1000 Louisiana St., Suite 5100
                           Houston, Texas 77002

                           Ms. Martha A. Evans
                           Susman Godfrey L.L.P.
                           2323 Bryan St., Suite 1400
                           Dallas, Texas 75201



                                             -----------------------------------
                                                   Andrew M. Edison